Exhibit 10.2

SECURITY AGREEMENT

THIS AGREEMENT is made and entered into November ___, 2008, at Sunnyvale, California, by and between C ACQUISITION CORP., a Delaware corporation ("Secured Party") and CORE SYSTEMS INCORPORATED, a California corporation ("Debtor").

Recitals:

A.           Debtor has executed a Promissory Note (the "Note") in favor of Secured Party in the principal amount of $1,500,000 incident to the purchase of the business assets of Secured Party.

B.           Debtor desires to secure the performance of all obligations to Secured Party under the Note by granting to Secured Party a security interest in the collateral described in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.           Grant of Security Interest; Priority.  Debtor hereby grants to Secured Party a security interest in the property described in paragraph 2 to secure Debtor's obligations under the Note and under this Agreement.  Secured Party acknowledges and agrees that the security interest granted hereunder shall be subordinate to any security interest in the collateral granted by Debtor to secure indebtedness to an institutional lender for business purposes, and Secured Party agrees to execute any document or agreement reasonably necessary to give effect to such subordination, provided, however, that such agreement (a) shall permit the payment of principal and interest on the Note in accordance with its terms for so long as such institutional lender has not declared Debtor to be in default of its obligations to such institutional lender and (b) shall not require Secured Party to refrain from exercising its rights to foreclose on the collateral for a period of more than six months after any default under this Agreement.

2.           Collateral.  The property ("collateral") which is subject to the security interest created hereby consists of a present and continuing interest in all of the Debtor’s property and asset of every kind and description, whether now owned or hereafter acquired, including without limitation the following:

(a)  All accounts receivable, deposit accounts, general intangibles, or other rights to payment of Debtor; and

(b) All furniture, fixtures, leasehold improvements, intellectual property, business equipment, supplies, inventory and other tangible and intangible assets of Debtor now or at any time prior to the termination of this Security Agreement owned or acquired by Debtor, together with all improvements, replacements, accessions, and additions to them.

3.           Secured Obligations.  This Security Agreement secures payment of all existing and future indebtedness and liability of Debtor to Secured Party under the Note, and the performance of all obligations of Debtor to Secured Party under this Security Agreement.

4.           Covenants.  Debtor covenants and agrees:

(a)  To perform and pay when due all obligations to Secured Party under the Note and this Security Agreement.

(b)  To pay all expenses, including attorneys fees, incurred by Secured Party in the perfection, preservation, enforcement, and exercise of its rights under this Security Agreement.

(c)  Except as permitted in Section 1 of this Agreement, not to sell, permit liens on, lease, transfer, or otherwise dispose or encumber the collateral except, before the occurrence of a default, for cash proceeds of accounts collected in the ordinary course of business.

(d)  To perform all acts necessary to maintain, preserve, and protect the collateral.

(e)  To execute and deliver to Secured Party all financing statements and other documents that Secured Party requests, in order to maintain a perfected security interest in the collateral.

(f)  To carry at all times insurance coverage with respect to the collateral which is reasonably acceptable to Secured Party.

(g)  To maintain Debtor’s corporate existence as a California corporation.

(h)  Not to change Debtor’s legal name unless Secured Party shall have received not less than 30 days prior written notice from Debtor of such proposed change in its corporate name, which notice shall accurately set forth the new name.

(i)  Not to change Debtor’s chief executive office, or open up any new locations at which collateral may be held, unless Secured Party shall have received not less than 30 days prior written notice from Debtor of such proposed change, which notice shall accurately set forth the address of its new chief executive office or location.

5.           Default.  Debtor will be in default under this Agreement if:

(a)  Debtor fails to pay any amount due under the Note or under the Asset Purchase Agreement dated November 14, 2008, by and among Debtor, Secured Party and Implant Sciences Corporation, or any other event of default described in the Note occurs.

(b)  Debtor breaches any of the covenants, representations, or provisions of this Security Agreement.

(c)  There is a seizure or attachment of, or a levy on, any of the collateral.

(d)  Debtor ceases operations, is dissolved, or becomes insolvent.

6.           Remedies.  When an event of default occurs Secured Party may:

(a)  Declare the unpaid balance of principal and interest under the Note immediately due and payable, without demand, presentment, protest or notice to Debtor, all of which Debtor expressly waives.

(b)  Exercise all rights and remedies available to a secured creditor after default, including but not limited to the rights and remedies of secured creditors under the California Uniform Commercial Code.

7.           Termination.  This Security Agreement will terminate and the security interest hereby created shall be extinguished upon payment in full of all principal and interest due under the Note, and the performance of all obligations to Secured Party under this Security Agreement.

8.           Attorneys Fees.  Debtor will pay all costs and expenses, including reasonable attorneys fees, incurred by Secured Party in the collection of all sums due under the Note, and the enforcement of obligations under this Security Agreement.

9.           Non-Waiver.  No waiver by Secured Party of any breach or default will be a waiver of any breach or default occurring later.  A waiver will be valid only if it is in writing and signed by Secured Party.

10.           Assignment.  This Security Agreement will bind and benefit the successors and assignees of the parties, but Debtor may not assign its rights or obligations under this Security Agreement without Secured Party's prior written consent.

11.           Governing Law.  This Agreement will be governed by the laws of the State of California.

12.           Entire Agreement.  This Security Agreement is the entire agreement, and supersedes any prior agreements or understandings, between Secured Party and Debtor relating to the collateral.  Any modification of this Security Agreement must be in writing and signed by all parties.

13.           Notice.  Notices under this Security Agreement are considered to be served two days after they are deposited in the United States mail, with prepaid, first class postage, addressed as follows:

Secured Party:              C Acquisition Corp.
c/o Implant Sciences Corporation
107 Audubon Road
Wakefield, Massachusetts  01880
Attention: President

Debtor:	Core Systems Incorporated
1050 Kifer Road
Sunnyvale, California 94086

IN WITNESS WHEREOF, the parties to this Agreement have executed it on the day and year first above written.

SECURED PARTY:

C ACQUISITION CORP., a Delaware corporation

By: ______________________________________

DEBTOR:

CORE SYSTEMS INCORPORATED,
a California corporation